Exhibit 5.1

Client: 90817-00007

July 16, 2021

Stem, Inc.
100 California Street
San Francisco, California 94111

Re:	Stem, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”), of Stem, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale by the selling securityholders named in the Registration Statement of up to 4,683,349 shares of common stock, par value $0.0001 per share, of the Company (the “Exchange Shares”). The Exchange Shares were issued pursuant to a private placement warrant exchange agreement dated as of June 25, 2021 between the Company, Star Peak Sponsor LLC and Star Peak Sponsor WarrantCo LLC (the “Warrant Exchange Agreement”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Warrant Exchange Agreement and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Exchange Shares, when issued in accordance with the terms of the Warrant Exchange Agreement against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not

July 16, 2021

thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ John T. Gaffney

John T. Gaffney